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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Time Warner Inc. and Time Warner Financing Trust on Form S-3 of our report dated March 10, 1995, appearing in the Annual Report on Form 10-K of Summit Communications Group, Inc. for the year ended December 31, 1994 and to the reference to us under the heading 'Experts' in the Prospectus, which is part of such Registration Statement.

                                          /s/ Deloitte & Touche LLP
                                          DELOITTE & TOUCHE LLP

Atlanta, Georgia
June 9, 1995